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                                                                   EXHIBIT 10.31

                            MAGUIRE PROPERTIES, INC.

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (the "Agreement") made and entered into this 27th day of June, 2003, by and between Maguire Properties, Inc., a Maryland corporation (the "Company"), and Richard I. Gilchrist (the "Indemnitee").

         WHEREAS, it is essential that the Company be able to retain and attract as directors and officers the most capable persons available;

         WHEREAS, the Company's Bylaws permit it to enter into indemnification arrangements and agreements;

         WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurances of the Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company's Bylaws or any change in the ownership of the Company or the composition of its Board of Directors) and, to the extent insurance is available, the coverage of the Indemnitee under the Company's directors and officers liability insurance policies; and

         WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee's position as a director or officer of the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1.       Definitions.

                  (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director, officer or employee of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, member, trustee, officer, employee, or agent of any other Entity at the request of the Company.

                  (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Company or any of its subsidiaries.

                  (c) "Expenses" shall mean all reasonable fees, costs and expenses actually and reasonably incurred by the Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 12 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

                  (d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in
Section 4 below.

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                  (e)      "Liabilities" shall mean judgments, damages,
liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 12 of this Agreement to enforce Indemnitee's rights hereunder.

         2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve as a director or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

         3.       Agreement to Indemnify

         The Company shall indemnify Indemnitee, and advance Indemnifiable Expenses to, Indemnitee (a) as specifically provided in this Agreement and (b) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the "MGCL").

         4. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be, made a party to any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities actually and reasonably incurred by him or on his behalf in connection with a Proceeding by reason of his Corporate Status (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts") unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that his conduct was unlawful.

         5. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 5 if, by reason of his Corporate Status, he is made a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 5, Indemnitee shall be indemnified against all amounts paid in settlement and all Indemnifiable Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to such a Proceeding and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) the Indemnitee actually received an improper personal benefit in

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money, property or services; provided, however, that no indemnification against such Indemnifiable Expenses shall be made in respect of any Proceeding in which Indemnitee shall have been adjudged to be liable to the Company.

         6. Court-Ordered Indemnification. A court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification in the following circumstances:

                  (a) if it determines a director or officer is entitled to Indemnifiable Amounts under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such Indemnifiable Amounts; or

                  (b) if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-148(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Indemnifiable Expenses.

         7. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the applicable Indemnifiable Amounts for which Indemnitee seeks payment under this Agreement and the basis for the claim. Subject to the exceptions set forth in Sections 4 and 5, the Company shall pay such applicable Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

         8. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified for all Indemnifiable Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. Without limiting any other rights of Indemnitee in this Agreement, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee for all Indemnifiable Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         9. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order or

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settlement shall not create a presumption that the act or omission of the
Indemnitee was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Indemnitee actually received an improper personal benefit in money, property or services or with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful. The termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct. In addition, the termination of or resignation by Indemnitee shall not create an adverse presumption that Indemnitee is not entitled to indemnification hereunder.

         10. Agreement to Advance Interim Expenses. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Company with a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking by or on behalf of the Indemnitee to repay the amount of such Indemnifiable Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses. The terms and conditions of such undertaking shall be determined by a quorum of the disinterested members of the Board of Directors, if any, acting in good faith and as required by the proper exercise of their duties or, if not available, then by the written opinion of independent legal counsel or by the Company's stockholders.

         11. Procedure for Payment of Interim Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 10 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indenmifiable Expenses under Section 10 shall be made no later than twenty (20) calendar days after the Company's receipt of such request and the affirmation and undertaking required by Section 10.

         12.      Remedies of Indemnitee.

                  (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3,4 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 10 and 11 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Company's obligations under this Agreement.

                  (b) Burden of Proof. In any judicial proceeding brought under Section 12(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

                  (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 12(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

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                  (d)      Validity of Agreement. The Company shall be precluded
from asserting in any Proceeding, including, without limitation, an action under
Section 12(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

                  (e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 12(a) above, and shall not create a presumption that such payment or advancement is not permissible.

         13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

                  (a) Authority. The Company has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                  (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.

         14. Insurance. The Company will use commercially reasonable efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the members of the Board of Directors with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, if the Company, after employing commercially reasonable efforts as provided in this Section, determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, the Company shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with coverage having features as similar as practicable to those described above.

         15. Fees and Expenses. During the term of the Indemnitee's service as a director or officer, the Company shall promptly reimburse the Indemnitee for all expenses incurred by him in connection with his service as a director or officer or member of any board committee or otherwise in connection with the Company's business.

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         16.      Contract Rights Not Exclusive. The rights to payment of
Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's Bylaws, as amended, Charter, or any other agreement, vote of stockholders or directors, or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitees's serving as a director or officer of the Company.

         17. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         18. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         19. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the Charter, as amended, or Bylaws of the Company, as amended, and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.

         20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         21. Indemnitee as Plaintiff. Except as provided in Section 12 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless
(a) the Proceeding is brought to enforce indemnification under this Agreement or otherwise or (b) the Company's Bylaws, as amended, the Charter, a resolution of the Board of Directors or an agreement approved by the Board of Directors to which the Company is party expressly provide otherwise. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

         22. Modifications and Waiver. Except as provided in Section 19 above with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless

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executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

         23. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

         (i)       If to Indemnitee, to:      Richard I. Gilchrist
                                              c/o Maguire Properties, Inc.
                                              555 West Fifth Street, Suite 5000
                                              Los Angeles, California 90013
                                              Phone:     (213)626-3300
                                              Facsimile: (213) 533-5100

         (ii)      If to the Company, to:     Maguire Properties, Inc.
                                              555 West Fifth Street, Suite 5000
                                              Los Angeles, California 90013
                                              Phone:     (213)626-3300
                                              Facsimile: (213) 533-5100
                                              Attn:      Robert F. Maguire III
                                                         and Mark Lammas

or to such other address as may have been furnished in the same manner by any party to the others.

         24. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Maryland without giving effect to the provisions thereof relating to conflicts of law.

         25. Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Company's Bylaws, as amended, and Charter; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

         26. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement as of the day and year first above written.

                                 COMPANY:
                                 MAGUIRE PROPERTIES, INC.

                                 By: /s/ Dallas E. Lucas
                                     -----------------------------------------
                                     Name:  Dallas E. Lucas
                                     Title: Executive Vice President and Chief
                                            Financial Officer

                                 INDEMNITEE

                                 By /s/ Richard I. Gilchrist
                                    ------------------------------------------
                                    Richard I. Gilchrist